Exhibit 23

                         Coopers & Lybrand



Ford Motor Company
The American Road
Dearborn, Michigan

                   CONSENT OF COOPERS & LYBRAND L.L.P.

Re:  Ford Motor Company Registration Statement on Form S-8

We consent to the incorporation by reference in this Registration Statement of our report dated January 26, 1996 on our audits of the consolidated financial statements of Ford Motor Company at December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993, which report is included in Ford's Annual Report on Form 10-K.


/s/Coopers & Lybrand L.L.P.

COOPERS & LYBRAND L.L.P.

400 Renaissance Center
Detroit, Michigan 48243
April 18, 1996